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[PITTSTON LOGO]


                                                               Exhibit 10(j)(iv)


                                                             As of April 1, 1996




Mr. David L. Marshall
28 Glenmoor Place
Hilton Head Island
South Carolina 29926

Dear David:

               Reference is made to your employment agreement dated as of June 1, 1995 (the "Agreement"). This will set forth amendments to that Agreement, as we have mutually agreed.

               1. Section 1 of the Agreement will be amended by deleting the last sentence thereof.

               2. Section 2 of the Agreement will be amended by deleting the last paragraph thereof.

               3. Section 3 of the Agreement is hereby amended by deletion of subsection (a) in its entirety and substituting the following:

                      (a) During the Employment Period you will receive for all
               services to be rendered by you pursuant to Section 2 above a salary at the rate of $200,000 per year.

               4. Section 3 of the Agreement is hereby further amended by adding the phrase, "Key Employees Incentive Plan, Key Employees' Deferred Compensation Program," after the word "Company's" in the first sentence of subsection (b) and by deleting the last two sentences of such subsection.

               5. Section 8 of the Agreement is hereby amended by deleting the phrase, "within the Pittston Services Group" in both clauses (i) and (ii).





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Mr. David L. Marshall
As of April 1, 1996
Page 2

               6. Except as otherwise provided herein, the terms and conditions of the Agreement shall remain in full force and effect.

               Please acknowledge your agreement with the terms hereof by your signature in the space provided below.


                                            Very truly yours,

                                            THE PITTSTON COMPANY



                                                 s/J. Farrell

                                             By___________________________
                                                 Chairman of the Board




               I hereby acknowledge and agree that the foregoing is in accordance with our agreement.


                                                     s/D. L.  Marshall

                                                -------------------------
                                                     David L. Marshall


Dated as of April 1, 1996

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                                    EXHIBIT E


                      Special Rules Applicable to Employees
                          of Paramont Coal Corporation

               This Exhibit E describes special provisions applicable to Employees of Paramont Coal Corporation. To the extent the provisions in this Exhibit E are inconsistent with the terms contained in the remainder of the Plan, the provisions contained in this Exhibit E will take precedence.

I.      Merger of Plans

               As of April 1, 1996 (the "Merger Date"), the Production Incentive Plan of Paramont Coal Corporation ("Prior Plan") will be merged into the Plan and the Prior Plan will be terminated. As of the Merger Date, the account balances of each Employee who was a participant in the Prior Plan will be allocated to the T. Rowe Price Stable Value Fund and will be transferred to such Fund as soon as practicable thereafter. Subsequent to the initial transfer of account balances to the T. Rowe Price Stable Value Fund, Employees with transferred account balances may elect to allocate such balances to other Funds in accordance with Article V of the Plan. Any Employee with an account balance under the Prior Plan shall become a Participant in this Plan, even if he does not file an application to have Basic Contributions made on his behalf.




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                                                                               2
II.     Participation

               As of April 1, 1995, each Employee of Paramont Coal Corporation became eligible to participate in the Plan with respect to future Basic Contributions as of or following the date on which he satisfied the requirements contained in Section 2.02 of the Plan, determined as if Paramont Coal Corporation had been a Component Member since the Employee's date of hire.

III.    Minimum Vested Percentage

               As of the Merger Date, Employees who were participants in the Prior Plan will be fully vested in their individual account balances transferred from the Prior Plan and in any other amounts contributed to such Employees' accounts under the Plan.

IV.     Loans

               As of the Merger Date, all loans granted under Section 6.03 of the Prior Plan which remain outstanding will be transferred to the Plan, and each Employee with an outstanding loan under the Prior Plan will be required to continue repayment of the loan in accordance with the repayment provisions agreed to at the time the loan was granted.

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